UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2018

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

On October 22, 2018, Selecta Biosciences, Inc. (the “Company”) announced new data from its ongoing Phase 2 Company-sponsored trial of SEL-212, for the treatment of chronic severe gout, which is assessing single ascending dose safety, pharmacokinetics and pharmacodynamics of SEL-212 in patients with elevated uric acid levels.

The Company will present the presentation poster furnished as Exhibit 99.1 to this Current Report on Form 8-K, which contains new data from patients receiving up to 0.15 mg/kg of SVP-Rapamycin with 0.2 or 0.4 mg/kg of pegadricase (formerly known as pegsiticase) from the Phase 2 trial, at the 2018 American College of Rheumatology (ACR)/Association for Rheumatology Health Professionals (ARHP) Annual Meeting in Chicago on October 22, 2018.

The information furnished under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On October 22, 2018, in connection with distribution of the Poster, the Company announced new data from patients in its Phase 2 trial of SEL-212 receiving five monthly combination doses of SEL-212, consisting of up to 0.15 mg/kg of SVP-Rapamycin in combination with 0.2 or 0.4 mg/kg of pegadricase. Pegadricase is the new United States Adopted Name (USAN) for pegsiticase. Approximately 29% of evaluable patients experienced flares during the first month after treatment and continued reduction was observed during months two through five. In addition, 96% of gout flares experienced by patients in the trial were mild or moderate in severity, and no new patient experienced a flare after the second month. Gout flares represented 13% of the total number of treatment-emergent adverse events reported up to October 9, 2018 (708 days of follow up from the start of the study). No gout flares were classified as serious adverse events nor resulted in study discontinuations.

The Company plans to initiate its Phase 3 program for SEL-212 in 2018 with proposed dose regimens based on the Company’s Phase 2 data, subject to the Company’s end-of-Phase 2 discussion with FDA. The Company also plans to initiate a head-to-head clinical trial of SEL-212 compared to the current FDA-approved uricase therapy in parallel with the Phase 3 program, while accelerating its commercialization plans for SEL-212.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the initiation of our Phase 3 program for SEL-212 and a head-to-head clinical trial of SEL-212 compared to the current FDA-approved uricase therapy, and our expectations surrounding acceleration of our commercialization plans for SEL-212. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including their uncertain outcomes; the unproven approach of our SVP technology; undesirable side effects of our product candidates; our reliance on third parties to manufacture our product candidates and to conduct our clinical trials; our inability to maintain our existing or future collaborations or licenses; our inability to protect our proprietary technology and intellectual property; potential delays in regulatory approvals; our dependence on our ability to retain key executives and to attract, retain and motivate qualified personnel; and availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 8, 2018, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1
2018 American College of Rheumatology (ACR)/Association for Rheumatology Health Professionals (ARHP) Presentation Poster: Initial Phase 2 Clinical Data of SEL-212 in Symptomatic Gout Patients: Monthly Dosing of a Pegylated Uricase (pegadricase) with SVP-Rapamycin Enables Sustained Reduction of Acute Gout Flares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: October 22, 2018	By:	/s/ Werner Cautreels, Ph.D.
Werner Cautreels, Ph.D.
President and Chief Executive Officer